Exhibit 10.72

THE PROGRESSIVE CORPORATION
DIRECTOR COMPENSATION

2013-2014 Compensation
Non-Executive Chairman of the Board	$300,000
Lead Independent Director	$25,000 additional (prorated November 2013-May 2014)
Audit Committee Chair	$250,000
Audit Committee Member	$230,000
Compensation Committee Chair	$240,000
Compensation Committee Member	$225,000
Investment Committee Chair	$230,000
Investment Committee Member	$225,000
Nominating and Governance Chair	$20,000 additional
Nominating and Governance Member	$15,000 additional